Exhibit 10.1

COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is made as of June 25, 2026, by and among (i) Launch Two Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (together with its successors, the “SPAC”), (ii) NuCube Energy, Inc., a Delaware corporation (the “Company”), and (iii) each of the undersigned securityholders (collectively, the “Holders” and each, a “Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, (i) the SPAC, (ii) Tesseract Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the SPAC (“Merger Sub”), (iii) the Company and (iv) certain other persons party thereto, have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (i) prior to the Merger (as defined below) SPAC shall continue out of the Cayman Islands and into the State of Delaware as to re-domicile as and become a Delaware corporation pursuant to the Cayman Islands Companies Law (2020 Revision) and the applicable provisions of the Delaware General Corporation Law and (ii) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”); and

WHEREAS, as of the date hereof, each Holder is the sole record holder and sole beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over (a) the number of shares of Company Common Stock set forth opposite such Holder’s name on Schedule A next to the applicable heading, and (b) the number of shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”) set forth opposite such Holder’s name on Schedule A next to the applicable class heading (all such shares of Company Common Stock specified on Schedule A are referred to herein as the Holder’s “Subject Common Stock”, all such shares of Preferred Stock specified on Schedule A are referred to herein as the Holder’s “Subject Preferred Stock”, and the Holder’s Subject Common Stock and Subject Preferred Stock, together with any and all Company Securities acquired after the date of this Agreement or over which such Holder exercises voting control, are referred to herein collectively as the Holder’s “Subject Stock”); and

WHEREAS, as a condition to the willingness of the SPAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by each Holder thereunder, and the expenses and efforts to be undertaken by the SPAC and the Company to consummate the transactions contemplated by the Business Combination Agreement, the Ancillary Documents, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), the SPAC, the Company and such Holder desire to enter into this Agreement in order for such Holder to provide certain assurances to the SPAC regarding the manner in which such Holder is bound hereunder to vote its Subject Stock during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with Section 6 hereof (the “Voting Period”) with respect to the Business Combination Agreement, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions.

(a) Each Holder shall, with respect to all of such Holder’s Subject Stock (acting solely in such Holder’s capacity as a Company Stockholder (as defined below) and not, if applicable, in such Holder’s capacity as an executive officer or director of the Company):

(i) during the Voting Period, at each meeting of the stockholders of the Company (the “Company Stockholders”) or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which such Holder is entitled to vote or consent as a stockholder of the Company (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours after the Company requests such delivery), be present for such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote (in person or by proxy), or consent to any action by written consent or resolution, in accordance with the applicable provisions of the Company’s Organizational Documents, including its Bylaws and the Company Charter, and with respect to, as applicable, the Subject Stock, (A) in favor of, and adopt, the Merger, the Business Combination Agreement, the Ancillary Documents to which the Company is a party, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (B) without limiting the immediately preceding clause (A), in favor of the Preferred Conversion, (C) in favor of the other matters set forth in the Business Combination Agreement, and (D) in opposition to: (1) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger, the Business Combination Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents; (2) other than as contemplated by the Business Combination Agreement or the Ancillary Documents, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; or (3) any other action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(ii) promptly execute and deliver all related documentation and take such other action in support of the Merger, the Business Combination Agreement, the Preferred Conversion any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or the SPAC in order to carry out the terms and provision of this Section 1, including, without limitation, (A) if applicable, execute and deliver to the Company a letter of transmittal, and (B) if applicable, deliver such Holder’s physical stock certificate (or a lost certificate affidavit in lieu of a Company stock certificate), duly endorsed for transfer, to the SPAC, the Company or the Transfer Agent, as applicable, and any similar or related documents and such other documents as may be reasonably requested by SPAC, the Company or the Transfer Agent, as applicable;

(iii) not deposit, and cause its Affiliates (as defined below) not to deposit, except as provided in this Agreement, any Subject Stock of such Holder or his/her/its Affiliates in a voting trust or subject any Subject Stock to any arrangement or agreement with respect to the voting of such Subject Stock, unless specifically requested to do so by the Company and the SPAC in connection with the Business Combination Agreement, the Ancillary Documents or the Transactions;

(iv) except as contemplated by the Business Combination Agreement or the Ancillary Documents, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Subject Stock in connection with any vote or other action with respect to the Transactions; and

(v) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Business Combination Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the DGCL.

(b) Each Holder acknowledges and agrees that:

(i) notwithstanding anything to the contrary contained in the agreements set forth on Exhibit A hereto (the “Terminating Agreements”), (i) each of the Terminating Agreements shall automatically terminate and be of no further force and effect in accordance with its terms effective as of, and subject to and conditioned upon the occurrence of, the Closing, and (ii) upon such termination, none of the Company, such Holder, or any of their respective Affiliates shall have any further rights, obligations or liabilities under such Terminating Agreements;

(ii) without limiting the foregoing, each Holder (i) undertakes to surrender the relevant share certificate(s) representing all of the Subject Preferred Stock (or deliver an express indemnity and undertaking in a form acceptable to the Company in the case of any certificate found to be missing) at the registered office of the Company prior to the Effective Time; and (ii) acknowledges and agrees that all shares of Company Common Stock issued to such Holder pursuant to the Preferred Conversion shall constitute Subject Common Stock of such Holder under this Agreement; and

(iii) each such Holder hereby unconditionally and irrevocably waives any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that each Holder may have in respect of the Business Combination and/or the Transactions contemplated by the Business Combination Agreement, whether such rights arise from the Company’s Organizational Documents, any other agreement, contract and/or arrangement (whether written or unwritten), at law or otherwise.

2. Grant of Proxy. Each Holder, with respect to all of such Holder’s Subject Stock, hereby irrevocably grants to, and appoints, James J. McEntee III, the Chief Executive Officer of SPAC, or if Mr. McEntee is unable or unavailable to act, Tom Hennessey, a director of SPAC, as such Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Subject Stock owned (whether beneficially or of record) by such Holder as of the date hereof and through the Effective Time, with respect to: (i) the approval and adoption of the Business Combination Agreement and the Transactions contemplated thereby (including the Merger), (ii) the Preferred Conversion, (iii) any amendments to the Company’s Organizational Documents as contemplated by the Business Combination Agreement, and (iv) any other matters expressly set forth in Section 1(a) of this Agreement. The proxy and power of attorney granted by such Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the SPAC and the Company entering into this Agreement and the Business Combination Agreement and incurring certain related fees and expenses. Each Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. The power of attorney granted by such Holder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Holder. Such Holder hereby revokes any and all previous proxies and attorneys in fact with respect to the Subject Stock.

3. No Transfers. During the Voting Period each Holder shall not, and shall cause its Affiliates not to, (a) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”); (b) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Stock; (c) grant any proxies or powers of attorney with respect to any or all of the Subject Stock, except as provided for in this Agreement; (d) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Stock; (e) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Holder’s ability to perform its obligations under this Agreement; or (f) request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated share representing any Subject Stock during the term of this Agreement without the prior written consent of the Company. Notwithstanding the foregoing, this Section 3 shall not prohibit a Transfer of Subject Stock by Holder or its Affiliate to an Affiliate of such Holder; provided that, as a precondition to such Transfer, the transferee enters into a written joinder to this Agreement (if not already a party hereto) under which such transferee agrees, reasonably satisfactory in form and substance to the SPAC and the Company, to be bound by all of the terms during the term of this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Subject Stock in violation of this Agreement.

4. Other Covenants.

(a) Changes to Subject Stock. In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Stock” shall be deemed to refer to and include the Subject Stock as well as all such equity distributions and any securities into which or for which any or all of the Subject Stock may be changed or exchanged or which are received in such transaction. Each Holder shall during the Voting Period notify the SPAC and the Company promptly in writing of the number and type of any changes to Holder’s ownership of or voting rights with respect to the Subject Stock, upon Holder’s acquisition or commitment to acquire any additional Subject Stock or upon any other changes involving Holder relating to the equity interests or securities convertible or exercisable for equity interests of the Company.

(b) Exercise of Rights. Each Holder shall not exercise any registration rights or other rights (solely to the extent such right would prevent, impede or delay or be inconsistent with the Transactions) of Holder pursuant to agreements between Holder and the Company with respect to any Subject Stock or Holder’s status as a holder of Company Securities, other than in compliance with this Agreement.

(c) Registration Statement. During the Voting Period, each Holder agrees to provide to the SPAC, the Company and their respective Representatives any information regarding such Holder or the Subject Stock that is reasonably requested by the SPAC, the Company or their respective Representatives for inclusion in the Registration Statement.

(d) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the SPAC. Each Holder hereby authorizes the Company and the SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Subject Stock and the nature of such Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

(e) No Solicitation. Each Holder agrees to be bound by and subject to Section 5.6 (No Solicitation; Change in Recommendation) of the Business Combination Agreement to the same extent as such provisions apply to the Company as if such Holder was a party thereto.

5. Representations and Warranties of Holders. Each Holder hereby represents and warrants to the SPAC and the Company as follows:

(a) Binding Agreement. Such Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Such Holder understands and acknowledges that the SPAC is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Subject Stock. As of the date hereof, such Holder has beneficial ownership over the Subject Stock set forth under such Holder’s name on the signature page hereto, is the lawful owner of such Subject Stock, has the sole power to vote or cause to be voted such Subject Stock (to the extent the Subject Stock have associated voting rights), and has good and valid title to such Subject Stock, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Subject Stock of the Company set forth under such Holder’s name on the signature page hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person, is necessary for the execution of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Subject Stock or its other assets may be bound, or violate any applicable Law or Order, judgment, injunction, ruling or decree of any governmental authority, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Stock, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Stock and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

6. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the SPAC, the Company or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the SPAC and the Company, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s willful breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by operation of Law or otherwise without the prior written consent of the SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy (“Action”) arising out of or relating to this Agreement shall be (x) governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof and (y) heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(g) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 6(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt; provided that such party provided an email address below, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the SPAC at or prior to the Closing, to:	with a copy (which will not constitute notice) to:

Launch Two Acquisition Corp.	Ellenoff Grossman & Schole LLP
180 Grand Avenue, Suite 1530	1345 Avenue of the Americas, 11th Floor
Oakland, California 94612	New York, New York 10105
Attn: James McEntee	Attn: David Landau, Esq.; Steven Mermelstein, Esq.

If to the Company, or to the SPAC after the Closing, to:	with a copy (which will not constitute notice) to:

NuCube Energy, Inc.	Morgan, Lewis & Bockius, LLP
1684 Elk Creek Drive	101 Park Ave.
Idaho Falls, Idaho 83404	New York, NY 10178-0060
Attn: Cristian Rabiti	Attn: Todd A. Hentges and Rahul Patel

If to a Holder, to:  the address set forth under such Holder’s name on file with the Company, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the SPAC, the Company and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company and the SPAC will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the SPAC shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, the Company and the SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into voting agreements with the Company or the SPAC. Each Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Subject Stock.

(m) No Agreement as Director or Officer. Each Holder is signing this Agreement solely in its capacity as a stockholder of the Company. No Holder makes any agreement or understanding in this Agreement in such Holder’s capacity (or in the capacity of any Affiliate, partner or employee of Holder) as a director or officer of the Company (if Holder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Holder (or any Affiliate, partner or employee of Holder) in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Holder’s capacity (or in the capacity of any Affiliate, partner or employee of Holder) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Holder (or any Affiliate, partner or employee of Holder) from exercising his or her fiduciary duties as an officer or director to the Company or taking any action that may be permitted by the Business Combination Agreement.

(n) Publicity. Section 5.14(a) of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(o) Affiliates. In this Agreement, the term “Affiliates”, when used with respect to a particular Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person, whether through one or more intermediaries or otherwise, and the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. Notwithstanding the foregoing, (i) Affiliates of a Holder shall only include Persons directly or indirectly controlled by such Holder, and Holder and the Company (and each of their respective Affiliates) shall be deemed not to be Affiliates of each other for purposes of this Agreement, and (ii) no private investment fund (or similar vehicle) or business development company, or any other investment account, fund, vehicle or other client advised or sub-advised by a Holder or by a Holder’s Affiliates, or any portfolio companies thereof, shall be deemed to be an Affiliate of such Holder, except to the extent any such Person is expressly requested or directed by such Holder to take any action which would constitute a breach of this Agreement if taken by such Holder, and such Person actually takes such prohibited action (it being understood and agreed that this Agreement shall not otherwise apply to, or be binding on, any Persons described in this clause (ii)).

(p) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(q) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the SPAC or the Company or any of the obligations of any Holder under any other agreement between such Holder and the SPAC or the Company or any certificate or instrument executed by such Holder in favor of the SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the SPAC or the Company or any of the obligations of such Holder under this Agreement.

(r) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The SPAC:

LAUNCH TWO ACQUISITION CORP.

By:
Name:	James J. McEntee, III
Title:	Chief Executive Officer

[Signature Pages Continue]

{Signature Page to Company Support Agreement}

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The Company:

NUCUBE ENERGY, INC.

By:
Name:	Cristian Rabiti
Title:	Chief Executive Officer

[Signature Pages Continue]

{Signature Page to Company Support Agreement}

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

Name:
Title:

Schedule A

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